FlyExclusive Receives Notice from NYSE American Regarding Late Filing of Annual Report on Form 10-K

Kinston, NC, April 22, 2024 – flyExclusive, Inc. (NYSEAMERICAN: FLYX) (“flyExclusive” or the “Company”) a provider of premium private jet charter experiences, announced today that on April 17, 2024, it received notice (the “Notice”) from NYSE American LLC (“NYSE”) stating that the Company is not in compliance with Section 1007 of the NYSE American Company Guide because the Company did not timely file its Annual Report on Form 10-K for the year ended December 31, 2023 (the “Form 10-K”) with the Securities and Exchange Commission (the “SEC”).

The Notice has no immediate effect on the listing of the Company’s common stock on the NYSE. The Notice informed the Company that, pursuant to NYSE rules, the Company has six months from April 16, 2024 to regain compliance with the NYSE listing standards by filing the Form 10-K with the SEC. If the Company fails to file the Form 10-K within the six-month period, the NYSE may grant, in its sole discretion, an extension of up to six additional months for the Company to regain compliance, depending on the specific circumstances. The Notice also notes that the NYSE may nevertheless commence delisting proceedings at any time if it believes, in its sole discretion, that continued listing and trading of the Company’s securities on NYSE is inadvisable or unwarranted.

As previously reported by the Company in the Form 12b-25 filed with the SEC on April 2, 2024, the Company was unable to file the Form 10-K within the prescribed time period without unreasonable effort or expense. Subsequent to filing the Form 12b-25, the Company continued to dedicate significant resources to the completion of the Form 10-K but was unable to file by April 16, 2024, the end of the extension period provided by the Form 12b-25. As a newly public company and having become a taxable corporation in December 2023, the Company requires additional time to complete the financial reporting and close procedures for the fourth quarter of fiscal year 2023.

The Company is working diligently to complete the necessary work to file the Form 10-K as soon as practicable and intends to regain compliance with the Exchange’s continued listing standards. The Company currently expects to do so by the end of April, although there can be no assurance of that timing, nor that the Company will ultimately regain compliance with all applicable Exchange listing standards. In addition, the Company reiterated its quiet period policy, specifically that it does not comment on or update financial guidance other than through and upon public release of financial results in a Company-issued broadly distributed press release and/or a filing with the Securities and Exchange Commission. Until the Company files the Form 10-K, the Company’s common stock and warrants will remain listed on the NYSE under the symbols “FLYX” and “FLYXWS,” respectively, and will be assigned a “LF” indicator to signify late filing status.

About flyExclusive
flyExclusive is a vertically integrated, FAA-certificated air carrier providing private jet experiences by offering customers a choice of on-demand charter, Jet Club, and fractional ownership services to destinations across the globe. flyExclusive has one of the world’s largest fleets of Cessna Citation aircraft, and it operates a combined total of approximately 100 jets, ranging from light to large cabin sizes. The company manages all aspects of the customer experience, ensuring that every flight is on a modern, comfortable, and safe aircraft. flyExclusive’s in-house repair station, aircraft paint, cabin interior renovation, and avionics installation capabilities, are all provided from its campus headquarters in Kinston, North Carolina. To learn more, visit www.flyexclusive.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the federal securities laws. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections, and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this document, including but not limited to: the ability of the Company to file timely file its required annual and quarterly reports with the SEC; the ability of the Company to regain compliance with NYSE American continued listing standards and maintain the listing of the Company’s securities on a national securities exchange; the ability of the Company to comply with covenants under and repay its debt; the potential dilution of stock ownership by our capital raising efforts; management of growth; the outcome of any legal proceedings; volatility of the price of the Company’s securities due to a variety of factors, including publication of articles about the Company by third parties, changes in the competitive and highly regulated industries in which flyExclusive operates, variations in operating performance across competitors, changes in laws and regulations affecting flyExclusive’s business; the ability to implement business plans, forecasts, and other expectations, and identify and realize additional opportunities; and the risk of downturns and a changing regulatory landscape in the highly competitive aviation industry. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of flyExclusive’s registration statement on Form S-1 and other documents filed by the Company from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. The Company does not give any assurance that it will achieve its expectations.

Media Contact: Jillian Wilson, Marketing Specialist
media@flyexclusive.com

Investor Relations Contact: Sloan Bohlen, Solebury Strategic Communications
investors@flyexclusive.com